EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement of Eaton Vance Variable Trust (1933 Act File No. 333-44010) of my opinion dated August 7, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 7.

/s/ Kathryn A. McElroy
Kathryn A. McElroy, Esq.

April 26, 2012

Boston, Massachusetts